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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Apple Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877, 33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281, 333-07437, 333-23719, 333-23725, 333-60455, 333-82603, 333-93471, 333-37012, 333-52116, 333-61276, 333-70506, 333-75930, 333-102184, 333-106421, 333-125148, and 333-146026) and the registration statements on Forms S-3 (Nos. 33-23317, 33-29578, and 33-62310) of Apple Inc. of our reports dated November 15, 2007 with respect to the consolidated balance sheets of Apple Inc. and subsidiaries as of September 29, 2007 and September 30, 2006, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 29, 2007, and the effectiveness of internal control over financial reporting as of September 29, 2007, which reports appear in the September 29, 2007 annual report on Form 10-K of Apple Inc.

As discussed in Note 1 to the Consolidated Financial Statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, on September 25, 2005.

                      /s/ KPMG LLP

Mountain View, California
November 15, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm